Exhibit 99.1

For Release: Wednesday, October 20, 2021 at 4:30 pm (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA DECLARES

QUARTERLY CASH DIVIDEND

SHREVEPORT, La — October 20, 2021 — Home Federal Bancorp, Inc. of Louisiana (the “Company”) (NASDAQ: HFBL), the holding company for Home Federal Bank, announced today that its Board of Directors at their meeting on October 20, 2021, declared a quarterly cash dividend of $0.10 per share on the Company’s common stock. The dividend is payable on November 15, 2021, to the shareholders of record at the close of business on November 1, 2021.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its seven full-service banking offices and home office in northwest Louisiana. Additional information is available at www.hfbla.com.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” We undertake no obligation to update any forward-looking statements.

Contact:
Home Federal Bancorp, Inc. of Louisiana James R. Barlow, Chairman of the Board, President and Chief Executive Officer (318) 222-1145